EXHIBIT 10.2


                     STOCK ESCROW AND SECURITY AGREEMENT


 This "Stock Escrow and Security Agreement" (hereinafter, the "Agreement") is made this 16th day of September, 2004, by and between Transferor Ron Allen, Chief Executive Officer and Chairman of the Board of Directors of Integrated Performance Systems, Inc. and Integrated Performance Systems, Inc. (collectively, the "Transferors"), and Transferees Brad Jacoby, President and Chairman of Best Circuit Boards, Inc. d/b/a Lone Star Circuits and Best Circuit Boards, Inc. (collectively, the "Transferees"). Transferors and transferees are collectively referred to herein as the "parties."


                                   RECITALS

 WHEREAS, the parties have entered into a Definitive Stock Purchase Agreement originally dated April 7, 2004 (the "Definitive Agreement") under which Brad Jacoby will become majority shareholder and chief executive officer of Integrated Performance Systems, Inc. ("IPS").

 WHEREAS, parties have executed a management consulting agreement, under which Brad Jacoby assumed, at least until the closing of the Definitive Agreement, the overall management responsibility for the operations of IPS and its subsidiaries, having the authority customarily exercised by the chief executive officer, saving those matters requiring the expenditure of funds, which required approval of Transferor Ron Allen.

 WHEREAS, Transferees have advanced funds on behalf of IPS to 3rd party suppliers and expect to advance additional funds on behalf of IPS in the near future in an effort to meet various business obligations.

 WHEREAS, Transferees seek to secure the reimbursement of all such advances whether or not the Definitive Agreement closes.

 WHEREAS, the parties seek to ultimately terminate the factoring arrangement currently in place between IPS and USA Funding.

 THEREFORE, in consideration of the promises and agreements of the parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


                          ARTICLE I:  Escrow Deposit

 S1.01. Transferor Ron Allen, contemporaneous with the execution of this Agreement, shall deposit all certificated securities he may have in Integrated Performance Systems, Inc. (IPS) held as common stock with Escrow Agent to secure Transferors' obligations as described in S1.03 below. The amount or value of the certificates transferred shall constitute the "Escrow Fund." By making such deposit, Transferor warrants that he has authority to pledge such securities, that such deposit does not violate any known agreements or covenants with any 3rd party, and that proper indorsement has been made on such securities, if necessary.

 Such securities are identified as follows:

      Certificate Number:  0187
      Held in the name of:  Associates Funding Group, Inc.
      Issue date:  December 23, 1999
      Number of shares:  1,249,244 shares

      Certificate Number:  1261
      Held in the name of:  Associates Funding Group, Inc.
      Issue date:  February 28, 2003
      Number of shares:  1,567,959 shares

      Certificate Number:  0192
      Held in the name of:  BC&Q Corp.
      Issue date:  December 23, 1999
      Number of shares:  849,485 shares

      Certificate Number:  0189
      Held in the name of:  Winterstone Management, Inc.
      Issue date:  December 23, 1999
      Number of shares:  905,244 shares


 S1.02. For the duration of this Agreement, all voting rights represented by stock transferred into the Escrow Fund pursuant to S1.01, as well as any other rights appurtenant to the ownership of such stock, shall be exercised by Transferee Brad Jacoby.

 S1.03. The assets in the Escrow Fund are to be retained by Gregory W. Mitchell, acting as Escrow Agent and Escrow Trustee pursuant to this Escrow Agreement. The assets (and any income which might be earned on them) may be disbursed from the Escrow Fund only in accordance with Article III, below.

 S1.04. The assets in the Escrow Fund shall be held as security against any and all past or future advances by Transferees in favor of Transferors.
 Upon request, Transferee will provide Transferor an accounting of the unpaid obligations secured by the collateral in the Escrow Fund. A reasonable charge may be applied for such accounting.

 S1.05. Transferor Ron Allen hereby acknowledges Transferees' security interest in the stock deposited into the Escrow Fund and waives any failure to perfect such security interest if later found by a court of law.


                     ARTICLE II:  Duties of Escrow Agent

 S2.01. The Escrow Agent shall receive and hold the Escrow Fund pursuant to the terms of this Escrow Agreement and shall protect the Escrow Fund as security for the obligations described in S1.04 above. Any interest or other income earned by the assets held in the Escrow Fund shall also be protected until the Escrow Fund is disbursed as provided below.

 S2.02. The Escrow Agent shall disburse part or all of the Escrow Fund only in accordance with Article III below. All interest and other income earned, if any, on the Escrow Fund at the time of disbursement shall be distributed in the same proportion as the distribution of the Escrow Fund. On distribution of all the Escrow Fund, except as otherwise provided under
 Article IV below, this Escrow Agreement shall terminate.

 S2.03. Upon written request, the Escrow Agent shall provide Transferors and/or Transferees with reports of the assets held and any amounts earned or distributed in the Escrow Fund.

 S2.04. The Escrow Agent shall be obligated only for the performance of the duties that are specifically set forth in this Escrow Agreement. The Escrow Agent shall be protected in acting or refraining from acting on any instrument believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any action taken or omitted in good faith and believed to be authorized by this Escrow Agreement nor for any action taken or omitted in accordance with the advice of the Escrow Agent's counsel.

 S2.05. The Escrow Agent shall have no liability under, or duty to inquire into the terms and provisions of this Agreement or the Definitive Agreement. It is agreed that the Escrow Agent's duties are purely ministerial in nature and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence so long as the Escrow Agent has acted in good faith. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission, or supersession of this Escrow Agreement and, if the Escrow Agent's duties are affected in any way, unless the Escrow Agent has given prior written consent to any such agreement.

 S2.06. The Escrow Agent may at any time resign from the duties under this Escrow Agreement by giving written notice of resignation to the parties at their addresses set forth in Article V, below, at least 10 days prior to the date specified for the resignation to take effect. On the effective date of the resignation, the Escrow Fund shall be delivered by the Escrow Agent to the successor Escrow Agent, or to the national banking association that may be designated in writing jointly by Transferors and Transferees. All of the obligations of Escrow Agent shall cease and terminate on delivery of the Escrow Fund.


                  ARTICLE III:  Disbursements of Escrow Fund

 S3.01. No disbursements shall be made from the Escrow Fund except as provided in this
 Article III.

 S3.02. No disbursements shall be made from the Escrow Fund prior to either the closing of or the termination of the Definitive Agreement (no matter which party is responsible for the termination).

 S3.03. Upon the closing or termination of the Definitive Agreement, Escrow Agent shall disburse to Transferees an amount representing the amount of funds advanced in favor of Transferors prior to the closing or termination. Transferees shall present documentation sufficient to substantiate that amount. Prior to disbursement, Transferors shall be given the opportunity to object to the amount as well as the opportunity to satisfy such amount in cash or other payment acceptable to Transferee. In the event of a disputed amount, Escrow Agent shall disburse the undisputed amount and continue to retain the balance of the Escrow Fund pending resolution between the parties, either by agreement or by decision of a court of law.

 S3.04. Escrow Agent shall give notice to both Transferors and Transferees prior to making partial or complete disbursement of any amounts from the Escrow Fund pursuant to this
 Article III.

 S3.05. Unless otherwise agreed, any stock deposited into the Escrow Fund shall, upon disbursement, be valued at market price on the day of disbursement for purposes of satisfying advances made.

 S3.06. Prior to liquidation of any stock held in the Escrow Fund to be disbursed in accordance with this Article, Transferors shall be allowed to fund the disbursement in an equivalent amount of cash or other form of payment acceptable to Transferees.

 S3.07. Transferors shall pay Escrow Agent his customary fee for the performance of Escrow Agent's services for such time that any Escrow Funds remain in escrow and shall reimburse Escrow Agent for reasonable costs and expenses incurred in connection with the performance of the services. Escrow Agent shall have the authority to disburse an amount from the Escrow Fund to satisfy any unpaid amounts under this section at the time of termination of the Escrow Fund.

 S3.08. Upon satisfaction of all amounts advanced by Transferees to Transferors, the Escrow Fund shall be terminated and the remaining balance, if any, in such fund shall be returned to Transferor, with an accounting of amounts disbursed. At such time, this Agreement shall terminate with respect to the creation and maintenance of the Escrow Fund.


                     ARTICLE IV:  2nd Lien on Receivables

 S4.01. As additional security for advances by Transferees to Transferors, and in an effort to decrease the costs of doing business, Transferees hereby obtain a 2nd lien on all assets of IPS which are currently pledged as collateral for the factoring agreement with USA Funding.

 S4.02. Transferors and Transferees will jointly work to eliminate the factoring arrangement currently in existence between IPS and USA Funding. Transferees' 2nd lien shall endure until such time as this factoring arrangement is terminated. At that time, Transferee's 2nd lien shall automatically become a 1st lien, and Transferee shall immediately assume the role of the factoring company under the same terms as currently in place with USA Funding.

 S4.03. Transferees' lien as described in this section shall survive until such time as it is terminated in a writing signed by Transferors and Transferees, notwithstanding the termination of the Escrow Fund pursuant to Article III above.


                          ARTICLE V:  Miscellaneous

 S5.01. This Escrow Agreement shall be binding on and inure to the benefit of the parties to this Escrow Agreement and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.

 S5.02. A successor Escrow Agent may be appointed at any time by the mutual written agreement of both Transferors and Transferees.

 S5.03. The Escrow Agent agrees to hold the assets of the Escrow Fund as a trustee in a segregated and separate account, outside of the reach of its general creditors.

 S5.04. Any notice, statement, or other communication that is required or that may be given under the terms of this Escrow Agreement shall be in writing and shall be sufficient in all respects if properly addressed and delivered personally or by United States certified mail, postage prepaid, as follows:


      If to Transferor:   Mr. Ron Allen
                     Integrated Performance Systems, Inc.
                     17300 N. Dallas Pkwy.
                     Dallas, Texas  75248

      If to Transferee:   Mr. Brad Jacoby
                     Lone Star Circuits
                     901 Hensley Lane
                     Wylie, Texas  75098

      If to Escrow Agent: Mr. Gregory W. Mitchell
                     Attorney at Law
                     4201 Shadybrook Lane
                     Rowlett, Texas  75088
 or to any other address that any party shall designate in writing to the other parties in accordance with this provision.

 S5.05. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Texas.


 The parties to this Escrow Agreement have duly executed this Agreement on this the 16th day of September, 2004.


 /s/   RON ALLEN                         /s/ BRAD JACOBY
 -----------------------------------     ---------------------------------
 Ron Allen                               Brad Jacoby
 On behalf of Transferors                On behalf of Transferees


 /s/  GREGORY W. MITCHELL
 -----------------------------------
 Gregory W. Mitchell
 Escrow Agent and Trustee